EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Novusterra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock	Rule 457(o)		$	$15,000,000	$0.00014760	$2,214.00
Total Offering Amounts/Net Fee Due							$2,214.00
Total Fees Previously Paid					--		$--
Total Fee Offsets					--		$--
Net Fee Due							$2,214.00

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.